Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports First Quarter 2021 Results

TYSONS, VA (May 6, 2021) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the first quarter ended March 31, 2021 and an operational update on COVID-19.

First quarter financial highlights include:

•	Pro-forma RevPAR was $40.79, a decrease of 70.0% from the same period in 2020;
•	Pro-forma Occupancy for Park’s 42 consolidated hotels open during the entirety of the first quarter was 37.4%;
•	Net loss and net loss attributable to stockholders were $(191) million and $(190) million, respectively;
•	Adjusted EBITDA was $(49) million;
•	Pro-forma Hotel Adjusted EBITDA improved 34.7% compared to the fourth quarter of 2020 due to a sequential quarterly improvement in Pro-forma RevPAR of 48.8%;
•	Adjusted FFO attributable to stockholders was $(113) million;
•	Diluted loss per share was $(0.81); and
•	Diluted Adjusted FFO per share was $(0.48).

Additional highlights include:

•	Completed the sale of the W New Orleans – French Quarter in April 2021 for total gross proceeds of $24.1 million;
•	Increased the total number of open hotels to 52 of 59 hotels (88%), or 78% of total room count;
•	Reduced burn rate to $26 million for the month of March and generated positive Hotel Adjusted EBITDA for the month; and
•	Currently expects to reach break-even at the corporate level during the second half of 2021.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, “I am very encouraged by the momentum of improvement in our portfolio during the first quarter. Our hotels in drive-to markets continue to outperform and now our fly-to leisure hotels in Hawaii and Puerto Rico are exceeding our expectations, helping to drive consecutive monthly increases in occupancy through the first quarter and positive Hotel Adjusted EBITDA in March. Looking forward, we are confident that the continued distribution of the COVID-19 vaccines, forecasts for robust economic growth and fiscal stimulus, and significant pent-up traveler demand will translate into a strong recovery for our portfolio over the back half of the year and into 2022 and beyond. Additionally, as evidenced by the recent sale of the W New Orleans – French Quarter in April 2021, our team continues to execute on our near-term priorities to return to profitability in 2021 and to de-leverage our balance sheet, push out maturities and improve financial flexibility to position Park for long-term success. We are excited about our outlook for the balance of the year, and we look forward to welcoming more of our guests back to our hotels and resorts.”

Selected Statistical and Financial Information

(unaudited, amounts in millions, except RevPAR, ADR and per share data)

	Three Months Ended March 31,
	2021	2020	Change(1)
Pro-forma RevPAR	$40.79	$136.16	(70.0)%
Pro-forma Occupancy	26.4%	61.7%	(35.3	)% pts
Pro-forma ADR	$154.63	$220.73	(29.9)%

Pro-forma Total RevPAR	$59.99	$218.05	(72.5)%

Net loss	$(191)	$(689)	NM(2)
Net loss attributable to stockholders	$(190)	$(688)	NM(2)

Adjusted EBITDA	$(49)	$82	NM(2)
Pro-forma Hotel Adjusted EBITDA	$(35)	$90	NM(2)
Pro-forma Hotel Adjusted EBITDA margin	(22.6)%	15.6%	NM(2)
Adjusted FFO attributable to stockholders	$(113)	$57	NM(2)

(Loss) earnings per share - Diluted(1)	$(0.81)	$(2.89)	NM(2)
Adjusted FFO per share - Diluted(1)	$(0.48)	$0.24	NM(2)
Weighted average shares outstanding - Diluted	236	238	(2)

(1)	Amounts are calculated based on unrounded numbers.
(2)	Percentage change is not meaningful.
	Three Months Ended March 31,
	2021	2019	Change(1)
Pro-forma RevPAR	$40.79	$175.84	(76.8)%
Pro-forma Occupancy	26.4%	77.7%	(51.3	)% pts
Pro-forma ADR	$154.63	$226.36	(31.7)%

Pro-forma Total RevPAR	$59.99	$273.13	(78.0)%

Net (loss) income	$(191)	$97	NM(2)
Net (loss) income attributable to stockholders	$(190)	$96	NM(2)

Adjusted EBITDA	$(49)	$176	NM(2)
Pro-forma Hotel Adjusted EBITDA	$(35)	$205	NM(2)
Pro-forma Hotel Adjusted EBITDA margin	(22.6)%	28.5%	NM(2)
Adjusted FFO attributable to stockholders	$(113)	$136	NM(2)

(Loss) earnings per share - Diluted(1)	$(0.81)	$0.48	NM(2)
Adjusted FFO per share - Diluted(1)	$(0.48)	$0.67	NM(2)
Weighted average shares outstanding - Diluted	236	202	34

(1)	Amounts are calculated based on unrounded numbers.
(2)	Percentage change is not meaningful.

COVID-19 Action Plan Update

The following is an update on the actions Park and its hotel managers have taken during the first quarter and expect to take to mitigate the effects of COVID-19 on its business:

•	Reduced budgeted capital expenditures for 2021 to approximately $40 million for maintenance projects;
•

Reopened three hotels thus far in 2021, increasing total rooms by 1,381 rooms; currently expects to reopen the remaining seven suspended hotels over the next couple of quarters as travel restrictions ease and demand recovers; and

•

Continued to refine the hotel operating model by identifying an additional $10 to $15 million of savings from permanent property-level full-time staff reductions, increasing total expected future annual savings to up to $85 million throughout the portfolio compared to 2019 operations.

The current status of Park’s hotels as of May 6, 2021 is as follows (for a list of status by hotel please see Park’s financial supplement):

Status	Number of Hotels	Total Rooms
Consolidated Open	45	21,622
Consolidated Suspended	7	7,212
Total Consolidated	52	28,834
Unconsolidated Open	7	4,297
Total Hotels	59	33,131

Operational Update

Beginning in March 2020, Park experienced a significant decline in ADR, occupancy, and RevPAR associated with COVID-19 throughout its portfolio, which has resulted in a decline in Park’s operating cash flow. As distribution of the COVID-19 vaccine has accelerated, Park has seen improvement in leisure traveler sentiment, and as a result, an improvement in occupancy, ADR and RevPAR in recent months. Changes in Pro-forma ADR, Occupancy and RevPAR compared to the same periods in the prior years and Pro-forma Occupancy for Park’s 52 consolidated hotels were as follows:

	Change in Pro-forma ADR	Change in Pro-forma Occupancy		Change in Pro-forma RevPAR	Pro-forma Occupancy
Q1 2020	(2.5)%	(16.0)	pts	(22.6)%	61.7%
Q2 2020	(43.2)	(79.7)		(95.9)	6.2
Q3 2020	(38.3)	(65.5)		(86.1)	19.1

October 2020	(43.5)	(61.6)		(84.5)	23.3
November 2020	(41.6)	(61.8)		(86.0)	19.5
December 2020	(30.1)	(57.8)		(83.2)	18.3
Q4 2020	(38.9)	(60.4)		(84.6)	20.4

January 2021	(40.8)	(52.4)		(82.8)	21.4
February 2021	(30.6)	(54.1)		(78.0)	25.1
March 2021	(17.1)	(0.7)		(18.8)	32.5
Q1 2021	(29.9)	(35.3)		(70.0)	26.4

Changes in Pro-forma ADR, Occupancy and RevPAR for each month in 2021 compared to the same period in 2020 and Pro-forma Occupancy for 2021 for only the consolidated hotels open during the entirety of each month were as follows:

	Number of Consolidated Hotels Open	Change in Pro-forma ADR	Change in Pro-Forma Occupancy		Change in Pro-Forma RevPAR	Pro-forma Occupancy
January 2021	42	(37.6)%	(45.6)%	pts	(75.0)%	30.5%
February 2021	42	(30.9)	(45.8)		(69.7)	35.7
March 2021	42	(17.5)	9.1		2.9	45.9

As expected, strong demand trends continued in April 2021. Changes in Pro-Forma ADR, Occupancy and RevPAR for April 2021 compared to April 2020 for the 45 consolidated hotels open during the entirety of the month are preliminarily estimated to be 51.7%, 44.5% pts and 1,405.0%, respectively. Total Pro-forma occupancy for April 2021 for the 45 consolidated hotels open during the entirety of the month is preliminarily estimated to be 49.5%.

For March 2021, Park’s portfolio generated positive Hotel Adjusted EBITDA with nearly half of Park’s open consolidated hotels achieving break-even levels. Park currently expects its portfolio to generate positive Hotel Adjusted EBITDA during the second quarter of 2021 and expects to reach break-even at the corporate level during the second half of 2021.

The Pro-forma Rooms Revenue mix for each of the quarters ended March 31, 2021, 2020 and 2019 for the 42 consolidated hotels open during the entirety of the first quarter of 2021 were as follows:

	Three Months Ended March 31,
	2021	2020	2019
Group	7.2%	31.2%	31.9%
Transient	81.3	61.5	62.8
Contract	9.9	5.0	3.3
Other	1.6	2.3	2.0

Park is seeing group demand recovering with lead volume continuing to increase, up from 50% of 2019 levels in January to 80% of 2019 levels in April.  In the quarter for the quarter bookings through March were better than expected, driven by smaller groups (up to 300 peak room nights) holding events in locations with fewer restrictions. Given the reopening momentum across the U.S., Park expects to see a return of larger groups late in the third quarter in select markets. Looking further out, group bookings for 2022 have increased each of the past two quarters, growing by over 110,000 room nights, or nearly 13%, since September 30, 2020 with acceleration following the approval of COVID-19 vaccines for emergency use in November 2020.

Domestic leisure transient demand grew significantly during the first quarter of 2021 as the distribution of the COVID-19 vaccines accelerated and restrictions on international travel continued. The transient mix between business and leisure travelers for each of the quarters ended March 31, 2021, 2020 and 2019 for the 42 consolidated hotels open during the entirety of the first quarter of 2021 were as follows:

	Three Months Ended March 31,
	2021	2020	2019
Business transient	27.6%	44.4%	44.5%
Leisure transient	72.4	55.6	55.5

The current operating status for each of the Company’s key markets, segmented between leisure and other markets, is as follows:

Leisure Markets

•

Hawaii: Both Hawaii hotels are open, and although the market continues to be subject to global travel restrictions, both hotels generated positive Hotel Adjusted EBITDA during March 2021 as demand trends accelerated. Hilton Waikoloa Village and Hilton Hawaiian Village achieved occupancy of 41% and 21%, respectively, for the first quarter, benefiting from an increase in domestic leisure demand, with the Hilton Waikoloa Village and Hilton Hawaiian Village achieving occupancy of 60% and 33% in March 2021, respectively. In April 2021, occupancy at the Hilton Waikoloa Village and Hilton Hawaiian Village are estimated to be 72% and 44%, respectively. As vaccine rollouts accelerate and travel restrictions ease, Park anticipates Hawaii will continue to benefit from significant pent-up leisure demand;

•

Orlando: All of Park’s Orlando hotels are open, with all hotels in the market benefiting from strong leisure demand in March during the spring-break holiday, resulting in combined occupancy of 40% in March 2021 and 26% for the quarter;

•

New Orleans: The Hilton New Orleans Riverside continued to benefit from its contract to house college students, and with an increase in leisure demand associated with loosening of state and local restrictions prior to the spring-break holiday, the hotel achieved occupancy of over 50% for the quarter;

•

Southern California: All of Park’s hotels in Southern California are open. The market was significantly affected in the first part of the quarter from the re-implementation of stay-at-home orders, although, as those orders lifted, hotels benefited from the return of leisure demand resulting in occupancy of 40% for the quarter;

•

Key West: Casa Marina, A Waldorf Astoria Resort, and The Reach Key West, Curio Collection, are both open and continued to benefit from leisure transient demand, resulting in occupancy of 96% in March 2021 and 84% for the quarter. Compared to the fourth quarter of 2020, occupancy increased by 14 percentage points and rate increased by approximately 50%. Compared to the first quarter of 2019, rate increased by 13% and Hotel Adjusted EBITDA increased by 10%. Key West continued to benefit from strong leisure transient demand in April 2021 with estimated occupancy of 93%; and

•

Miami: Both of Park’s Miami hotels are open and benefited from strong leisure transient demand, achieving occupancy of 73% in March 2021 and 66% for the quarter. Compared to the fourth quarter of 2020, occupancy increased by 19 percentage points and rate increased by approximately 46%. Occupancy continued to increase in April 2021 to an estimated 75%.

Other Markets

•

San Francisco: The Le Meridien San Francisco and the Hotel Adagio, Autograph Collection reopened at the end of March 2021 as local restrictions loosened and market demand improved. The JW Marriott San Francisco Union Square and Hyatt Centric Fisherman's Wharf, both of which remained open throughout the pandemic, increased to 35% and 45% occupancy in March 2021, respectively, from approximately 16% in January 2021 as local weekend leisure demand increased;

•	Boston: All of Park’s Boston hotels are open and recorded combined occupancy of 26% for the quarter with demand primarily from leisure transient and airline crew contract business;
•	New York: The Hilton New York Midtown’s operations remain suspended, as substantial restrictions on travel and limits on gatherings remained in place for the quarter;
•

Chicago: The W Chicago – Lakeshore and Hilton Chicago/Oak Brook Suites have remained open throughout the pandemic, primarily due to demand from airline crews. Both the state of Illinois and the city of Chicago have maintained travel and event restrictions, including restrictions on large gatherings, which have delayed the reopening of Park’s remaining three hotels in the market;

•	Denver: The Hilton Denver is open, although the hotel was impacted during the quarter from continued COVID-19 restrictions and severe weather, which limited occupancy to 24% for the quarter;
•

Washington, D.C.: All of Park’s hotels are open and demand benefitted from the increased National Guard presence in Washington D.C during January. As a result, occupancy was 44% for the quarter, an increase of 21 percentage points from the fourth quarter of 2020; and

•

Seattle: All of Park’s Seattle hotels have now reopened, as the DoubleTree Hotel Seattle Airport reopened in March 2021. Park’s hotels have benefited from demand from airline crews and weekend leisure travel with occupancy increasing at the two hotels open during the entire quarter from 51% in January 2021 to 70% in March 2021.

Balance Sheet and Liquidity

Park’s Net Debt as of March 31, 2021 was $4.5 billion. With total cash and cash equivalents as of March 31, 2021 of $868 million and $32 million of restricted cash, Park is maintaining higher than historical cash levels due to the continued uncertainty surrounding COVID-19.  As a result of the proactive measures taken by Park’s team and its hotel managers to dramatically reduce costs, coupled with recent capital raises and proceeds from the sale of the W New Orleans – French Quarter in April 2021, Park believes it has sufficient liquidity to satisfy its short-term liquidity obligations even though the Company’s opened hotels are operating at limited capacity and certain hotels continue to suspend operations.

Park’s total liquidity was $1.3 billion as of March 31, 2021, including $474 million of available capacity remaining on Park’s revolving credit facility (the “Revolver”). Based on Park’s monthly burn rate in March 2021 of $26 million, which takes into account current operations from both open and suspended hotels and uses an accrual-based methodology, Park estimates it currently has over 50 months of liquidity available to meet its financial obligations. The estimated burn rate amount does not take into account capital expenditures, any possible alternative sources of revenue that may arise, any additional hotel property dispositions or any payment of future cash dividends, if any, or continued improvement in operations. Additionally, the estimated burn rate amount does not take into account any amount available to Park under existing or future debt facilities, or proceeds from issuance of any additional debt, equity or equity-linked securities.

Park continues to take proactive measures to reduce the burn rate from $42 million average per month in the fourth quarter of 2020 to $26 million in March of 2021.  As a result of these measures, coupled with expected continued leisure demand and the continued distribution of COVID-19 vaccines, Park expects to break-even at the corporate level during the second half of 2021, with its portfolio expected to generate positive Hotel Adjusted EBITDA during the second quarter of 2021.

Park had the following debt outstanding as of March 31, 2021:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of March 31, 2021
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2021(1)	$12
Mortgage loan	Hilton Denver City Center	4.90%	August 2022(2)	60
Mortgage loan	Hilton Checkers Los Angeles	4.11%	March 2023	27
Mortgage loan	W Chicago - City Center	4.25%	August 2023(3)	75
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	139
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	165
2025 Senior Secured Notes		7.50%	June 2025	650
2028 Senior Secured Notes		5.88%	October 2028	725
Finance lease obligations		3.07%	2021 to 2022	1
Total Fixed Rate Debt		5.07%(4)		3,854

Variable Rate Debt
Revolving credit facility(5)(6)	Unsecured	L + 3.00%	2021 to 2023(6)	601
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(7)	30
2019 Term Facility(5)(8)	Unsecured	L + 2.65%	August 2024	670
Total Variable Rate Debt		3.08%(4)		1,301

Add: unamortized premium				3
Less: unamortized deferred financing costs and discount				(37)
Total Debt(9)		4.63%(4)		$5,121

(1)

In December 2020, Park’s joint venture executed a forbearance agreement for the $12 million loan secured by the Doubletree Spokane in which the lender agreed to forbear exercising its rights and remedies arising from Park’s joint venture non-payment of the loan at maturity due to market conditions until October 6, 2021. Beginning April 2021, the interest rate on the loan will be accrued at the default rate of 6.55%.

(2)	The loan matures in August 2042 but is callable by the lender beginning August 2022.
(3)

In January 2021, Park ceased making debt service payments for the $75 million mortgage loan secured by the W Chicago City Center.  Failure to make debt service payments constitutes an event of default. While Park hopes to negotiate an amendment with the lender, there can be no assurances that an agreement will be reached.

(4)	Calculated on a weighted average basis.
(5)	In May 2020, Park amended its credit and term loan facilities to add a LIBOR floor of 25 basis points.
(6)

In September 2020, Park increased its aggregate commitments under the Revolver by $75 million to $1.075 billion and extended the maturity date with respect to $901 million of the aggregate commitments for two years to December 2023, including all $75 million of the increased Revolver commitments. The maturity date for the remaining $174 million of commitments under the Revolver is December 2021.

(7)	In May 2021, Park’s joint venture modified the loan agreement for the $30 million loan secured by the DoubleTree Hotel Ontario to extend the maturity date by one year to May 2022.
(8)	In August 2019, the Company, Park Intermediate Holdings LLC and PK Domestic Property LLC entered into a term loan facility (the ”2019 Term Facility”).
(9)	Excludes $225 million of Park’s share of debt of its unconsolidated joint ventures.

Dividends

As a precautionary measure in light of COVID-19, Park has suspended dividend payments following the payment of its first quarter 2020 dividend.

Full-Year 2021 Outlook

Given the continued economic uncertainty, travel restrictions and rapidly changing circumstances related to the COVID-19 pandemic, Park is not providing an outlook for full-year 2021 at this time.

The Company’s ability to predict future operating results is significantly impacted by the current COVID-19 pandemic. Park expects that the trends affecting the economy will continue to depress hotel operating results across the portfolio. The economic environment lacks sufficient clarity at this time to provide accurate guidance.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Environmental, Social and Governance (“ESG”)

In January 2021, Park published its third annual corporate responsibility report, reinforcing the Company’s ESG commitment. The report, which included information on environmental performance data, strategic ESG initiatives and climate risk mitigation strategies, among others, also included an expanded Global Reporting Initiative Index as well as the addition of a Sustainable Accounting Standards Board framework. The report also aligns certain Company ESG priorities with select United Nations Sustainable Development Goals, or UN SDGs. Additionally, four of Park’s hotels recently earned the prestigious ENERGY STAR certification in 2020 for superior energy performance, a certification that only 26 hotels in the United States earned in 2020. Park was also recognized by Newsweek as one of America’s Most Responsible Companies in 2021, marking the second consecutive year that the Company has been recognized for its ESG initiatives.

Conference Call

Park will host a conference call for investors and other interested parties to discuss first quarter 2021 results on May 7, 2021 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ First Quarter 2021 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including the expected reopening dates for the Company’s hotels and dates that its properties will break even or achieve positive Hotel Adjusted EBITDA, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends, and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors continues to be the adverse effect of COVID-19, including possible resurgences, on the Company’s financial condition, results of operations, cash flows and performance, its hotel management companies and its hotels’ tenants, and the global economy and financial markets. COVID-19 has significantly affected the Company’s business, and the extent to which COVID-19 continues to affect the Company, its hotel managers, tenants and guests at the Company’s hotels will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its effect, the emergence of virus variants, the efficacy, availability and deployment of vaccinations and other treatments to combat COVID-19, including public adoption rates of COVID-19 vaccines, additional closures that may be mandated or advisable even after the reopening of certain of the Company’s hotels on a limited basis, whether due to an increased number of COVID-19 cases or otherwise, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 59 premium-branded hotels and resorts with over 33,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Property and equipment, net	$9,125	9,193
Investments in affiliates	14	14
Intangibles, net	44	45
Cash and cash equivalents	868	951
Restricted cash	32	30
Accounts receivable, net of allowance for doubtful accounts of $2 and $3	38	26
Prepaid expenses	35	39
Other assets	53	60
Operating lease right-of-use assets	225	229
TOTAL ASSETS (variable interest entities - $228 and $229)	$10,434	$10,587
LIABILITIES AND EQUITY
Liabilities
Debt	$5,121	5,121
Accounts payable and accrued expenses	196	147
Due to hotel managers	80	88
Deferred income tax liabilities	10	10
Other liabilities	134	134
Operating lease liabilities	240	244
Total liabilities (variable interest entities - $215 and $213)	5,781	5,744

Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 236,832,708 shares issued and 236,435,153 shares outstanding as of March 31, 2021 and 236,217,344 shares issued and 235,915,749 shares outstanding as of December 31, 2020	2	2
Additional paid-in capital	4,520	4,519
Retained earnings	185	376
Accumulated other comprehensive loss	(3)	(4)
Total stockholders' equity	4,704	4,893
Noncontrolling interests	(51)	(50)
Total equity	4,653	4,843
TOTAL LIABILITIES AND EQUITY	$10,434	$10,587

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2021	2020	2019
Revenues
Rooms	$106	$362	$403
Food and beverage	22	161	183
Ancillary hotel	29	57	55
Other	8	19	18
Total revenues	165	599	659

Operating expenses
Rooms	35	112	107
Food and beverage	21	123	124
Other departmental and support	78	172	149
Other property-level	48	60	49
Management fees	7	25	33
Impairment loss and casualty gain, net	—	694	—
Depreciation and amortization	74	75	62
Corporate general and administrative	18	16	17
Other	7	21	20
Total expenses	288	1,298	561

Gain on sales of assets, net	—	62	31

Operating (loss) income	(123)	(637)	129

Interest income	—	1	1
Interest expense	(63)	(40)	(32)
Equity in (losses) earnings from investments in affiliates	(4)	(1)	5
Other (loss) gain, net	—	(2)	1

(Loss) income before income taxes	(190)	(679)	104
Income tax expense	(1)	(10)	(7)
Net (loss) income	(191)	(689)	97
Net loss (income) attributable to noncontrolling interests	1	1	(1)
Net (loss) income attributable to stockholders	$(190)	$(688)	$96

(Loss) Earnings per share:
(Loss) earnings per share - Basic	$(0.81)	$(2.89)	$0.48
(Loss) earnings per share - Diluted	$(0.81)	$(2.89)	$0.48

Weighted average shares outstanding - Basic	235	238	201
Weighted average shares outstanding - Diluted	236	238	202

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended March 31,
	2021	2020	2019
Net (loss) income	$(191)	$(689)	$97
Depreciation and amortization expense	74	75	62
Interest income	—	(1)	(1)
Interest expense	63	40	32
Income tax expense	1	10	7
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	1	5	5
EBITDA	(52)	(560)	202
Gain on sales of assets, net	—	(62)	(31)
Severance expense	—	2	1
Share-based compensation expense	6	2	4
Impairment loss and casualty gain, net	—	694	—
Other items	(3)	6	—
Adjusted EBITDA	$(49)	$82	$176

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA HOTEL ADJUSTED EBITDA AND

PRO-FORMA HOTEL ADJUSTED EBITDA MARGIN(1)

(unaudited, dollars in millions)
	Three Months Ended March 31,
	2021	2020	2019
Adjusted EBITDA	$(49)	82	$176
Less: Adjusted EBITDA from investments in affiliates	2	(4)	(10)
Add: All other(2)	11	13	15
Hotel Adjusted EBITDA	(36)	91	181
Add: Adjusted EBITDA from hotels acquired(1)	—	—	37
Less: Adjusted EBITDA from hotels disposed of	1	(1)	(13)
Pro-forma Hotel Adjusted EBITDA(1)	$(35)	$90	$205

	Three Months Ended March 31,
	2021	2020	2019
Total Revenues	$165	$599	$659
Less: Other revenue	(8)	(19)	(18)
Add: Revenues from hotels acquired(1)	—	—	130
Less: Revenues from hotels disposed of	(1)	(10)	(51)
Pro-forma Hotel Revenues(1)	$156	$570	$720

	Three Months Ended March 31,			2021 vs 2020	2021 vs 2019
	2021	2020	2019	Change(3)	Change(3)
Pro-forma Hotel Revenues(1)	$156	$570	$720	(72.7)%	(78.3)%
Pro-forma Hotel Adjusted EBITDA(1)	$(35)	$90	$205	NM(4)	NM(4)
Pro-forma Hotel Adjusted EBITDA margin(1)(3)	(22.6)%	15.6%	28.5%	NM(4)	NM(4)

_____________________________________
(1) Assumes hotels were acquired on January 1, 2019.

(2)    Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.

(3) Percentages are calculated based on unrounded numbers.
(4) Percentage change is not meaningful.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2021	2020	2019

Net (loss) income attributable to stockholders	$(190)	$(688)	$96
Depreciation and amortization expense	74	75	62
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(1)
Gain on sales of assets, net	—	(62)	(31)
Impairment loss	—	695	—
Equity investment adjustments:
Equity in losses (earnings) from investments in affiliates	4	1	(5)
Pro rata FFO of investments in affiliates	(2)	1	9
Nareit FFO attributable to stockholders	(115)	21	130
Severance expense	—	2	1
Share-based compensation expense	6	2	4
Other items(1)	(4)	32	1
Adjusted FFO attributable to stockholders	$(113)	$57	$136
Nareit FFO per share - Diluted(2)	$(0.49)	$0.09	$0.65
Adjusted FFO per share - Diluted(2)	$(0.48)	$0.24	$0.67
Weighted average shares outstanding - Diluted	236	238	202

(1)	The three months ended March 31, 2020 includes $26 million of tax expense on hotels sold during the period.
(2)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NET DEBT

(unaudited, in millions)
March 31, 2021
Debt	$5,121
Add: unamortized deferred financing costs and discount	37
Less: unamortized premium	(3)
Long-term debt, including current maturities and excluding unamortized deferred financing cost, premiums and discounts	5,155
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	225
Less: cash and cash equivalents	(868)
Less: restricted cash	(32)
Net debt	$4,480

PARK HOTELS & RESORTS INC.

DEFINITIONS

Pro-forma

The Company presents certain data for its consolidated hotels on a pro-forma hotel basis as supplemental information for investors: Pro-forma Hotel Revenues, Pro-forma RevPAR, Pro-forma Total RevPAR, Pro-forma Occupancy, Pro-forma ADR, Pro-forma Hotel Adjusted EBITDA and Pro-forma Hotel Adjusted EBITDA Margin.  The Company presents pro-forma hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s pro-forma metrics exclude results from property dispositions that have occurred through May 6, 2021 and include results from property acquisitions as though such acquisitions occurred on the earliest period presented.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin

Earnings (loss) before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings (losses) from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Impairment losses and casualty gains or losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders Nareit FFO per share - diluted and Adjusted FFO per share - diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.